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                            STOCK PURCHASE AGREEMENT


         This STOCK PURCHASE AGREEMENT ("Agreement") is made as of this 21st day of October, 1999, by and among Colonial Direct Financial Group, Inc., a Delaware corporation, with offices at 1499 W. Palmetto Park Road, Suite 312, Boca Raton, Florida 33486 ("Buyer"), Certified Tax Returns USA, Inc., a Florida corporation, with offices at 2300 W. Sample Road, Suite 202, Pompano Beach, Florida 33073 (the "Company") and the Shareholders (the "Shareholder") (the Shareholders and the Company are sometimes hereinafter collectively referred to as "Sellers").

         Background

         WHEREAS, Shareholders (as identified on the attached Shareholder Schedule) are all of the stockholders of the Company, a Florida corporation, which currently operates a tax return preparation and consulting business with offices located at 2300 W. Sample Road, Suite 202, Pompano Beach, Florida 33073 (the "Office") and furnishes certain tax return preparation and consulting services to the general public at the Office through professionals affiliated with the Company;

         WHEREAS, Sellers wish to sell to Buyer all of Sellers' right, title, and interest in and to all of the outstanding shares of capital stock of the Company (the "Stock"), and Buyer wishes to buy all of Sellers' right, title, and interest in and to the Stock subject to and upon the terms and conditions set forth herein; and

        WHEREAS, Sellers and Buyer intend that the sale contemplated hereunder will qualify as a tax free reorganization under Section 354 of the Internal Revenue Code of 1986, as amended (the "Code");

        NOW THEREFORE, in reliance on the representations, warranties and agreements described herein, and subject to the terms and conditions hereinafter set forth, the parties hereby agree as follows:

         Terms

         1. Purchase of Stock, Business and Assets. At the Closing (as defined in Section 1.3) and subject to the terms and conditions of this Agreement, Sellers shall sell, transfer, assign, and deliver to Buyer, and Buyer shall purchase and accept from Sellers, all of Sellers' right, title, and interest in and to the Stock, Business and Assets of the Company. At the Closing, subject to the terms and conditions specified in this Agreement, Sellers are selling to Buyer and Buyer is purchasing from the Sellers, free and clear of all liens, charges, security interests and other encumbrances and for the consideration set forth below, the tangible and intangible assets and personal property owned by the Sellers and used in connection with the conduct of the Business, wherever located, including, but not limited to, the name "Certified Tax Returns USA" (collectively, the "Acquired Assets"). Such Acquired Assets are more particularly detailed on Section 2 of the attached Disclosure Schedule.

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         1.2. Delivery of Stock. At the Closing, Sellers shall deliver to Buyer a certificate or certificates representing ownership of the Stock, duly endorsed for transfer or with proper stock powers therefor, so that the Stock is negotiable for delivery.

         1.3. Closing Date. Subject to satisfaction of all conditions set forth herein, the closing (the "Closing") of the sale and purchase of the Stock pursuant to the terms of this Agreement shall take place no event later than September 30, 1999, at the law offices of Dreier & Baritz LLP, 150 E. Palmetto Park Road, Suite 401, Boca Raton, FL 33432 (the "Closing Date").


         1.4. Release by Sellers. Effective on the Closing Date, Seller hereby release the Company from any and all claims of Sellers, whether arising before or after the Closing Date, or liabilities or obligations of the Company to Sellers as a result of the Sellers having served as a stockholder, director, officer, employee, or agent of the Company.

         2. Purchase Price. Payment by Buyer for the Stock shall be effected for an aggregate purchase price of Six Hundred Thousand and No/00 Dollars ($600,000) (the "Purchase Price"), such Purchase Price payable solely in the form of the Common Stock of the Buyer, and payable as follows:

            a. 66,667 shares of Common Stock, representing such Six Hundred Thousand and No/00 Dollars ($600,000) of the Purchase Price, shall be delivered at the Closing.

         3. Deliveries of Buyer. At the Closing, Buyer shall: (i) cause to be delivered 66,667 shares of its Common Stock, such Common Stock shall be duly issued, fully paid for and non-assessable, in the amounts and in the names as identified on the Shareholder Schedule; and (ii) together with Sellers, execute and deliver such other documents as Buyer or Sellers may reasonably request.

         4. Deliveries of Seller. At the Closing, Sellers shall (i) deliver a duly executed Stock Certificate(s); and (ii) together with Buyer, execute and deliver such other documents as Buyer or Sellers may reasonably request.

         5. Reporting/Books and Records. Sellers has provided accurate books and records of account and inventory control documents, containing all information necessary to ascertain the revenue generated by the Business through December 31, 1998, and for the interim period of January 1, 1999 through July 31, 1999, and will, at or prior to Closing Date, have provided to Buyer such updated books and records up to and including the date of Closing Date.

         6. Representations and Warranties of Seller. Sellers represent, warrant and agree that:

            a. Ownership of Business/Absence of Claims. The Shareholders are all of the shareholders of record and beneficial owners of the outstanding


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         Stock of the Company and such Stock is fully paid for and
         non-assessable and is free and clear of any and all liens, pledges, security interests, options, encumbrances, charges, agreements or claims of any kind whatsoever and any rights the Shareholders may have personally with respect to any aspect of this Agreement are or will be assigned to the Company at or prior to the Closing Date.

            b. Authority. Sellers, jointly and severally, have the full right, power and authority to enter into and to perform this Agreement and all other agreements, certificates and documents executed or delivered, by Sellers in connection herewith. This Agreement has been duly authorized, executed and delivered by Sellers, and is a legal, valid and binding obligation of Sellers, enforceable in accordance with its terms.

            c. Organization and Standing. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. The Company has no subsidiaries nor does it have any other interest of any kind in any corporation, partnership, joint venture, association or other entity.

            d. Capital Stock. The authorized capital stock of the Company consists of 100 shares of common stock, of which 100 are issued and outstanding. No person, firm or corporation has any agreement, option, right or privilege, whether preemptive or contractual, capable of becoming an agreement for the purchase or acquisition of any bonds, debentures, shares or other securities of the Company.

            e. Defaults. The Company is not in default under or in violation of any contracts, leases, or agreements to which it is a party. All such contracts leases and agreements are now in full force and effect and the Company is aware of any violation or notice of termination or intent to terminate, with respect to any contracts, leases or agreements to which the Company is a party.

            f. Litigation. Other than as disclosed in Schedule 6(f), neither the Company nor the Shareholders are subject to any unsatisfied judgment, order, decree, stipulation, injunction, or charge and, to the best of the Company's and the Shareholder's knowledge neither is a party nor is threatened to be made a party to any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

            g. Taxes. The Company has filed, all federal, state and local tax returns required to be filed by it as of the date of this Agreement and has paid, or made provision for payment, of all (i) taxes due for the periods covered by such returns, (ii) all payments of estimated taxes and (iii) all deficiencies assessed as a result of any examination of such returns. The Company has not been granted any extension of the limitation period applicable to any claim for taxes or assessments.


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



            h. Compliance with Laws. To the best of the Company's knowledge, the Company always has conducted its business in compliance with all applicable laws and regulations and all orders of any governmental authority having jurisdiction over it. The Company has all licenses, permits and authorizations necessary to conduct its business.

            i. Status of and Relationship with Clients and Suppliers. The Company has established oral and/or written relationships with each of the clients and suppliers as described in the attached Exhibit "A", each of whom has engaged in business with the Company within the last twenty four (24) months. The Company's relationship with each client remains positive and the Company knows of no impediment to a continued relationship therewith and further, the Company has any knowledge of the intention of any client not to continue its relationship with the Company.

            j. Maintenance of the Business. Sellers represent and warrant that from and after the execution of the Letter of Intent on July 22, 1999 to the present, they have operated the Business consistently and substantially in accordance with the operation thereof prior to such date and from July 22, 1999 to the present there have been no material changes thereto.

            k. Debts. Sellers represent that the Company currently has no outstanding debt obligations.

         7. Representations and Warranties of Buyer. Buyer represents, warrants and agrees that:

            a. Execution and Effect of Agreement. Buyer has the full right, power and authority to enter into and perform under and pursuant to this Agreement. This Agreement has been duly executed and delivered by Buyer and is a legal, valid and binding obligation of Buyer enforceable in accordance with its terms.

            b. Access to the Company by Buyer. Buyer has had free and full access during normal business hours to the Company's assets, premises, books and records, clients and key employees, and have had the opportunity to ask questions and receive answers about the past performance and current and future prospects of the Company's business and assets.

            c. Litigation. Other than as disclosed in Schedule 7(c), Buyer is not subject to any unsatisfied judgment, order, decree, stipulation, injunction, or charge and, to the best of Buyer's knowledge is not a party nor is threatened to be made a party to any

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


         charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

         8. Survival of Representations and Warranties. All representations and warranties made herein shall be true and correct at and as of the Closing and shall survive the consummation of the transactions provided for in this Agreement.

        9. Non-Compete Agreement. Provided Buyer timely tenders all payments and/or deliveries due hereunder the Shareholders agree that from and after the Closing and for a period ending three (3) years after the Closing Date, the Shareholders shall not (i) directly or indirectly, individually or through family members, or as a partner, employee or shareholder of any person or entity engage in any form of tax preparation business or related venture within the area of 100 miles of each facility at which Buyer, its affiliates or assigns, services and/or operates during the term hereof, provided, however, Michael Chandross shall be permitted to continue to maintain his normal tax preparation business, provided same does not in any way interfere with the business of the Company; (ii) solicit, serve, direct or disseminate information concerning the Business; (iii) solicit, encourage or advise clients of the Company who were clients during the two (2) year period prior to the Closing Date, to cease doing business therewith or otherwise engage in such securities or securities related business with any other individual or entity; (iv) induce or attempt to induce any other employee of the Company or any other person to refrain from doing business with the Buyer or with any entity operated by Buyer; or (v) solicit, encourage or advise any employees of Buyer to terminate employment with Buyer for any reason whatsoever. The Shareholders recognize and agree that the limitations set forth herein are reasonable and necessary for the protection of the goodwill of the business of Buyer.

         10. Brokers. Should any claim be made for a broker's, finder's or similar fee, on account of any actions or dealings by a party or its agents, such party shall indemnify and hold the other party harmless from and against any and all liability and expenses, including reasonable attorneys' fees, incurred by reason of any claim made by such broker.

         11. Further Assurances. The parties shall cooperate and take such actions, and execute such documents, as either may reasonably request in order to carry out the provisions or purposes of this Agreement.

         12. Assignment and Delegation. Buyer may assign this Agreement and all rights hereunder and delegate all duties under this Agreement to any third party. Any such assignment and delegation may be made freely and without prior notice to or approval from Seller. Following any such assignment, Buyer shall be without further obligation of any kind to Sellers with the sole and exclusive exception of any liability for any breach of this Agreement by Buyer which may have occurred prior to the effective date of any such assignment. Liability for any breach of this Agreement which may occur at any time subsequent to the effective date of any such assignment shall be entirely the responsibility of the assignee, solely and exclusively.


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         13. Notices. All notices or other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed to have been duly given: when delivered by hand; when delivered by facsimile (if written confirmation of receipt of the facsimile is obtained from the party to be charged with notice; five (5) days after being deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid; or on the second business day after being sent via a nationally recognized overnight delivery service, to the addresses set forth above, or such other address as any party hereto may from time to time designate in a writing delivered pursuant hereto.

         14. Entire Agreement/Integration. This Agreement sets forth the parties' final and entire agreement with respect to its subject matter and supersedes any and all prior understandings and agreements. This Agreement can be amended, supplemented or changed, and any provision hereof may be waived, only by a written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, change or waiver is sought.


         15. Company Property. On the Closing Date of this transaction, Sellers shall provide to Buyer all documents, books, records, inventory, materials, keys and personal property in Sellers' possession used in the operation of the Business, such materials more fully detailed in Section 2 of the Disclosure Schedule.

         16. Use of Corporate Name. It is expressly understood and agreed that from and after the Closing hereof, Buyer shall have the absolute right to use and ownership of the name "Certified Tax Returns USA".

         17. Mutual Indemnity. The parties hereto hereby mutually agree to indemnify, defend and hold the other harmless from and against (i) in the case of the Sellers, any and all costs, losses, claims, demands and liabilities, including reasonable attorneys' fees and costs, which arise out of or relate to any breach by the other of any of the terms or conditions of this Agreement; or any other act of the other not authorized under the terms of this Agreement whether any such act of the other is in connection with Sellers' business, or is not so connected, which arose prior to the Closing Date, and (ii) in the case of the Buyer, any and all costs, losses, claims, demands and liabilities, including reasonable attorneys' fees and costs, which arise out of or relate to any breach by the other of any of the terms or conditions of this Agreement; or any other act of the other not authorized under the terms of this Agreement whether any such act of the other is in connection with Buyer's business, or is not so connected, which arises after the Closing Date. The terms and conditions of this
Section 17 shall survive termination of this Agreement.

         18. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the internal law of the State of Florida, without reference to its rules as to conflicts of law.

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
         19. Jurisdiction and Venue. The parties acknowledge that a substantial portion of negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Palm Beach County, Florida, and that therefore, without limiting the jurisdiction or venue of any other federal or state courts, each of the parties irrevocably and unconditionally (a) agree that any suit, action or legal proceeding arising out of or relating to this Agreement may be brought in the courts of record of the State of Florida or the District Court of the United States, Southern District of Florida; (b) consents to the jurisdiction of each such court in any suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (d) agrees that service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable law or court rules in said state.

         20. Expenses. Unless provided herein to the contrary, each party is responsible for its or his own expenses, including attorneys' fees and costs, associated with this transaction.

         21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                           [signature page to follow]

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

                              SHAREHOLDER SCHEDULE

Name                       % of Company Shares         % of Buyer's Shares
                             Currently Owned              to be Received
--------------------------------------------------------------------------------
Robert Bettinger                   21%                         21%
Steven Bettinger                   20%                         20%
Michael Chandross                  16%                         16%
Scott Shaw                         41%                         41%
Craig Winograd                      2%                          2%
                                  ----                        ----
        Total                     100%                        100%



         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date set forth above.


                                    BUYER:

                                    COLONIAL DIRECT FINANCIAL GROUP, INC.

                                    SELLER:

                                    CERTIFIED TAX RETURNS USA, INC.

                                    By: /s/ Robert Bettinger
                                        ---------------------
                                    Name: Robert Bettinger
                                    Title: Chairman


                                    SHAREHOLDERS

                                    /s/ Robert Bettinger
                                    ----------------------------------
                                    Robert Bettinger, individually

                                    /s/ Scott Shaw
                                    ----------------------------------
                                    Scott Shaw, individually

                                    /s/ Steven Bettinger
                                    ----------------------------------
                                    Steven Bettinger, individually

                                    /s/ Michael Chandross
                                    ----------------------------------
                                    Michael Chandross, individually

                                    /s/ Craig Winograd
                                    ----------------------------------
                                    Craig Winograd



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